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                                                                   Exhibit 10(x)

                             EMPLOYMENT AGREEMENT


       THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of December, 1994 by and between Sterling Software, Inc., a Delaware corporation ("Sterling"), and Werner L. Frank, an individual ("Employee").

                                   RECITALS:

       WHEREAS, Sterling, through its wholly owned subsidiaries, acquires, develops, markets and supports a broad range of products and services; and


       WHEREAS, Sterling desires to retain Employee as Executive Vice President; and

       WHEREAS, Employee is willing to accept such responsibilities;

       NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



                                  AGREEMENTS:

       1.  Employment.  Employee agrees to render such managerial services as
           ----------
           are customarily required of an Executive Vice President, and Sterling agrees to utilize such services on the terms and conditions contained herein.

       2.  Term.  This Agreement shall commence on December 1, 1994 and shall
           ----
           continue in effect so long as Employee shall live or until terminated by Employee in writing.

       3.  Duties.  Employee shall consult with and advise the President of
           ------
           Sterling, or such person as the President of Sterling shall designate, with respect to strategic mergers, acquisitions, technologies and other business matters at the request of the President of Sterling, upon reasonable notice, at such times and for such duration as may be mutually agreed upon.

       4.  Compensation.  Employee shall be entitled to receive the compensation
           ------------
           provided for herein without regard to whether the President of Sterling (or his designee) avails himself of Employee's services at any time during the term hereof. During the term hereof, Employee shall be entitled to a base salary of $250,000 per year payable twice monthly in accordance with Sterling's standard payroll practices, plus all perquisites to which he was entitled as of November 30, 1994, including but not limited to life, medical, dental, health, accident, and disability insurance benefits, a company car, financial and tax

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           planning assistance, and participation in Sterling's 401(K) plan;
           provided however that if Sterling modifies such perquisites with respect to all executive officers of Sterling, Employee's perquisites shall be similarly modified. Employee shall not be entitled to any bonus for the period October 1, 1994 through the termination of this Agreement. In addition, Employee will be provided use of office facilities, secretarial services, and telephone and will be reimbursed for all authorized travel (first class), food and lodging incurred at the direction of Sterling.

       5.  Continuation of Stock Options.  During the term hereof, the Employee
           -----------------------------
           shall continue to participate in Sterling's Incentive and Non-Statutory Stock Option Plans, 1992 Non-Statutory Stock Option Plan, 1994 Non-Statutory Stock Option Plan and any other such plans as may be adopted in the future for the benefit and retention of Sterling's executive officers; provided that Sterling may, but is not required, to make any new grants of options to such Employee after the date hereof.

       6.  Miscellaneous.
           -------------

           (i) Except for the Employee's Supplemental Executive Retirement Plan with a subsidiary of the Company, which shall survive in accordance with it's terms, this Agreement shall supercede all other employee agreements between Employee and the Company, including but not limited to the Employment Agreement dated the 1st of January 1993.

           (ii) Notices, demands, payments, reports and correspondence shall be addressed to the parties hereto at the address for such party set forth below or such other places as may from time to time be designated in writing to the other party. Notices hereunder shall be deemed to be given on the date such notices are actually received.

                    If to Sterling, to:  8080 N. Central Expressway
                                         Suite 1100
                                         Dallas, TX  75206

                    If to Employee, to:  Sterling Software, Inc.
                                         5900 Canoga
                                         Woodland Hills, CA  91367

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           (iii)    This Agreement shall be binding upon Sterling and Employee and their respective successors, assigns, heirs and personal representatives.

           (iv) The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of the provisions of this Employment Agreement.

       Executed by the parties hereto on the 1st day of December, 1994.

                                  EMPLOYEE

                                  /s/ Werner L. Frank
                                  ----------------------------------------------
                                  Werner L. Frank



                                  STERLING SOFTWARE, INC.


                                  By:  /s/ Sterling L. Williams
                                       -------------------------------------
                                       Sterling L. Williams
                                       President and Chief Executive Officer

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